                                 SCHEDULE 14A
                                (RULE 14A-101)


                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                           Bollinger Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

BOLLINGER INDUSTRIES



                                                               [BOLLINGER LOGO]



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Bollinger Industries, Inc. (the "Company"), to be held Thursday, September 24, at 10:00 a.m., local time, at the Hilton Hotel, 2401 East Lamar Boulevard, Arlington, Texas 76006. A Notice of Annual Meeting, Proxy Statement, and form of proxy relating to the Annual Meeting are enclosed with this letter. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 is also enclosed.

         We urge you to read this material carefully. It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. We encourage you to complete, sign and date the proxy and return it in the enclosed envelope at your earliest convenience.

                                               Sincerely,



                                               Glenn D. Bollinger
                                               Chairman of the Board



                                               Bobby D. Bollinger
                                               President


Grand Prairie, Texas
August 28, 1998



         Corporate Offices
         602 Fountain Parkway
         Grand Prairie, Texas 75050
         Ph:      972 343-1000
         Fax:     972 343-1190

                           BOLLINGER INDUSTRIES, INC.
                              602 FOUNTAIN PARKWAY
                           GRAND PRAIRIE, TEXAS 75050

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 24, 1998

                                   ----------


To the Stockholders of
BOLLINGER INDUSTRIES, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bollinger Industries, Inc., a Delaware corporation (the "Company"), will be held on Thursday, September 24, 1998, beginning at 10:00 a.m. local time, at the Hilton Hotel, 2401 East Lamar Boulevard, Arlington, Texas 76006 for the following purposes:

         1. To elect four directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected and have qualified;

         2. To ratify the adoption of the 1998 Stock Option Plan of the Company;

         3. To approve the appointment of King, Griffin & Adamson, P.C. as independent public accountants of the Company for its fiscal year ending March 31, 1999; and

         4. To transact such other business as may be properly brought before the Annual Meeting, or any postponements or adjournments thereof.

         The Board of Directors has fixed the close of business on August 14, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such stockholders will be available for inspection at the offices of the Company in Grand Prairie, Texas, during regular business hours for a period of ten days before the meeting.

         All stockholders are cordially invited to attend the meeting. Stockholders are urged, whether or not they plan to attend the meeting, to complete, date and sign the accompanying proxy and to return it promptly in the enclosed postage-paid return envelope. A stockholder may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy, or by attending the meeting and withdrawing the proxy.

                                   By Order of the Board of Directors


                                               Rose Turner
                                                Secretary

Grand Prairie, Texas
August 28, 1998

                           BOLLINGER INDUSTRIES, INC.
                              602 FOUNTAIN PARKWAY
                           GRAND PRAIRIE, TEXAS 75050

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 24, 1998


                                  INTRODUCTION

         This Proxy Statement is furnished to stockholders of Bollinger Industries, Inc., a Delaware corporation ("Bollinger" or the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders to be held on September 24, 1998, and at any postponements or adjournments thereof. Proxies in the form enclosed will be voted at the meeting if properly executed, returned to the Company prior to the meeting, and not revoked. The approximate date on which this Proxy Statement and the accompanying proxy card will first be sent to stockholders is August 28, 1998.

                              REVOCABILITY OF PROXY

         A proxy may be revoked at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy, or by attending the meeting and withdrawing the proxy. A stockholder's attendance at the meeting will not constitute automatic revocation of the proxy.

                        ACTION TO BE TAKEN AT THE MEETING

         The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted (i) for the election as directors of the nominees listed under "Election of Directors," (ii) for the ratification of the adoption of the 1998 Stock Option Plan of the Company; (iii) for the ratification of the appointment of King, Griffin & Adamson, P.C. as independent public accountants of the Company for the 1999 fiscal year; and (iv) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any postponements or adjournments thereof.

         Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter of business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business.

                            OUTSTANDING CAPITAL STOCK

         The record date for stockholders entitled to vote at the annual meeting is August 14, 1998. At the close of business on that day, there were 4,000,210 shares of the Company's Common Stock, $0.01 par value ("Common Stock"), outstanding and entitled to vote at the meeting.

                                QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date. Directors of the Company will be elected by a plurality of the votes cast by the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. Any other matters submitted to a vote of the stockholders will be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be included in vote totals and, as such, will have the same effect on each proposal other than the election of directors as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

                         PERSONS MAKING THE SOLICITATION

         The accompanying proxy is being solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company.

                               BOARD OF DIRECTORS

COMMITTEES

         The Board of Directors has Executive, Audit, Compensation and Stock Option Committees.

         Glenn Bollinger, Bobby Bollinger and Richard Tucker served on the Executive Committee during fiscal 1998, and Mr. Tucker served as its chairman. On June 15, 1998 Mr. Tucker resigned as a director of the Company, and Stephen Parr is currently serving on the Executive Committee as its chairman. Subject to statutory limitations, the Executive Committee is authorized to exercise the powers of the Board of Directors between regular meetings. The Executive Committee held numerous meetings via telephonic conferences during fiscal 1998, met once, and took certain other actions by written consent.

         John Maguire, Richard Tucker and Stephen Parr served on the Audit Committee during fiscal 1998, and Mr. Parr served as its chairman. On June 15, 1998 Mr. Tucker resigned as a director of the Company. The Audit Committee is responsible for reviewing the scope of the independent auditors' examinations of the Company's financial statements and receiving and reviewing their reports. The Audit Committee also meets with the independent auditors and has the authority to conduct internal audits and investigations, receive recommendations or suggestions for changes in accounting procedures, and initiate or supervise any special investigations it may choose to undertake. The Audit Committee met once during fiscal 1998.

         Richard Tucker and Stephen Parr served on the Compensation Committee during fiscal 1998, and Mr. Tucker served as its chairman. On June 15, 1998 Mr. Tucker resigned as a director of the Company and Mr. Parr is currently serving as the Compensation Committee's chairman. The Compensation Committee determines the Company's policy with respect to the nature and amount of all compensation of the Company's officers, and will at least annually prepare a compensation report in accordance with rules promulgated by the Securities and Exchange Commission (the "SEC"). The Compensation Committee met once during fiscal 1998.

         Richard Tucker and Stephen Parr served on the Stock Option Committee during fiscal 1998, and Mr. Parr served as its chairman. The Stock Option Committee administers the Bollinger Industries 1993 Stock Option Plan. On June 15, 1998 Mr. Tucker resigned as a director of the Company. The Stock Option Committee did not meet and took no action in fiscal 1998.

DIRECTORS' FEES AND COMPENSATION

         Stephen Parr receives a fee of $30,000 annually and is reimbursed for out-of-pocket expenses incurred in connection with attendance at Board of Directors and committee meetings. He was granted options to purchase 8,333 shares of Common Stock at the time he began serving on the Board of Directors. Glenn Bollinger and Bobby Bollinger each receive $10,000 annually, and this compensation was paid in fiscal 1998 on a retroactive basis to 1994 for a total payment to each of $50,000 in fiscal 1998. John Maguire receives $36,000 annually and acts as a consultant on certain financial matters and acquisitions.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

         The Board of Directors met four times during the fiscal year ended March 31, 1998, and all directors attended the meetings. The Board took all other actions by unanimous written consent during fiscal 1998. In addition, all directors attended at least 75% of all meetings of each of the committees on which they served.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

         Four directors are to be elected at the Annual Meeting. The Board has nominated the four (4) individuals named below to serve as directors of the Company. All of the nominees have consented to serve if elected. If for any unforeseen reason a nominee is unable to serve if elected, the persons named in the accompanying proxy may exercise their discretion to vote for a substitute nominee selected by the Board. However, the Board has no reason to anticipate that any of the nominees will not be able to serve, if elected.

                  NAME                              AGE             DIRECTOR SINCE
                  ----                              ---             --------------
         Glenn D. Bollinger (1)                      48                   1979

         Bobby D. Bollinger (1)                      45                   1979

         John L. Maguire (3)                         67                   1993

         Stephen L. Parr (1) (2) (3) (4) (5)         45                   1995

    ----------

    (1)  Member of the Executive Committee
    (2)  Member of the Compensation Committee
    (3)  Member of the Audit Committee
    (4)  Member of the Stock Option Committee
    (5)  Independent director

         Set forth below is certain information concerning each of the persons nominated for election as a director of the Company:

         Glenn D. Bollinger is a co-founder of the Company and has served as Chairman of the Board, Chief Executive Officer and a Director since 1979. Mr. Bollinger is primarily responsible for the Company's overall operations, including in particular inventory, purchasing and warehousing. Mr. Bollinger is subject to an order of permanent injunction entered by the United States District Court for the

District of Columbia, which enjoins him from engaging in any conduct which would constitute violations of various provisions of the Securities Exchange Act of 1934, specifically, Sections 10(b), 13(a), 13(b), and various rules promulgated thereunder. It does not preclude or otherwise limit his participation as an executive officer or director of the Company. The order arose out of an action filed by the SEC on September 30, 1996 complaining of certain transactions with three customers of the Company, which occurred during the Company's fiscal years ended March 31, 1994 and 1995. Mr. Bollinger agreed to the entry of the order without admitting or denying that he committed any violations of law.

         Bobby D. Bollinger is a co-founder of the Company and has served as Vice Chairman of the Board, President and a Director since 1979. Mr. Bollinger is primarily responsible for sales, marketing and product development.

         John L. Maguire became a Director of the Company in September 1993 and served as interim Chief Financial Officer from August 1992 to August 1993. In addition, the Company from time to time retains Mr. Maguire as a consultant on certain financial matters and acquisitions. Mr. Maguire is a certified public accountant. Since 1982 he has been self-employed, concentrating on private family investments. He was previously Chief Financial Officer of Tyson Foods, Inc., for twelve years and was the president of Code Rite, Inc. until 1997 and Ampro Medical Services, Inc. until 1996. Mr. Maguire was a director of Arkansas Equity Growth Fund, Inc., a publicly held investment company which was liquidated in July 1993 and subsequently dissolved.

         Stephen L. Parr became a Director of the Company in November 1995. Mr. Parr is currently President of Navigator Capital Management, LLC. Mr. Parr was previously a Vice President of Goldman Sachs, where he was an international specialist. Mr. Parr was with Goldman Sachs from 1977 to 1995. Mr. Parr serves on the board of directors of Braman, Ltd., a furniture manufacturing company; Nextek, Inc., a Alabama electronics company; Corphealth, Inc., a Texas behavioral healthcare company; NavTel, LLC, a competitive local exchange carrier; and Tominy, Inc., a year 2000 solution software company.

         Glenn D. Bollinger and Bobby D. Bollinger are brothers, and are the sons of Dell Bollinger, Senior Vice President - Administration of the Company. Otherwise, there is no family relationship between any of the nominees, directors and any executive officer of the Company.

         No director presently holds any other directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15 of that act.

         The four nominees receiving the greatest number of votes cast at the Annual Meeting will be elected whether or not any of them receives a majority of the votes cast.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE FOUR (4) PERSONS NAMED UNDER "PROPOSAL NO. 1:
ELECTION OF DIRECTORS."

                                 PROPOSAL NO. 2:
                     RATIFICATION OF 1998 STOCK OPTION PLAN

GENERAL

         On August 25, 1998 the Board adopted, subject to the approval of the stockholders of the Company, the 1998 Stock Option Plan of Bollinger Industries, Inc. (the "1998 Plan").

         In the opinion of the Board, the Company and its stockholders have benefited substantially from having certain officers and employees acquire shares of its Common Stock pursuant to options granted under its stock option plans. Such options, in the opinion of the Board, have secured the benefits of the incentive resulting from stock ownership by such officers and employees who are largely responsible for the Company's growth and success.

         In 1993, the Company adopted, and its stockholders approved, the Company's 1993 Stock Option Plan (the "1993 Plan"). The 1993 Plan, as adopted, authorized the grant of options for 500,000 shares of the Company's Common Stock (subject to adjustment as provided in the 1993 Plan). While the Board believed that this number of shares would be sufficient to fulfill the 1993 Plan's and the Company's equity incentive objectives, the desire to include a greater number of employees in the plan has required the Company to consider the need for granting a greater number of option shares than was contemplated when the 1993 Plan was adopted. As of August 11, 1998, options for 236,666 shares of Common Stock are outstanding under the 1993 Plan at prices ranging from $0.625 to $13.00, none of which have been exercised and 263,334 shares remain available for the grant of options under the 1993 Plan.

         In view of the limited number of shares available for grant under the 1993 Plan, the Board adopted, subject to stockholder approval, the 1998 Plan. The Board believes it is advisable to make these shares available for the purpose of granting further stock options to officers and other employees who have been or are participants, consistent with their present responsibilities, and to other officers and employees who assume or who, as a result of promotion, will assume new and important responsibilities.

SUMMARY OF 1998 PLAN

         A brief summary of the material provisions of the 1998 Plan is set out below. The following summary is qualified in its entirety by reference to the full text of the 1998 Plan, a copy of which is attached hereto as ANNEX I and by reference made a part hereof.

         PURPOSE. The purpose of the 1998 Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Company and its subsidiaries with a stock plan providing incentives more directly linked to the profitability of the Company's businesses and increases in shareholder value.

         SHARES SUBJECT TO THE 1998 PLAN. Subject to provisions for proportionate adjustment occasioned by changes in the Company's capital structure, a total of 500,000 shares of Common Stock have been set aside under the 1998 Plan for issuance upon exercise of stock options granted thereunder.

         Stock options granted under the 1998 Plan (the "Stock Options") may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Board has the authority to grant to any participant Incentive Stock Options, Nonqualified Stock Options or any combination thereof.

         At August 11, 1998 the closing price of the Company's Common Stock was $0.4375. As of that date no Stock Options had been granted under the 1998 Plan.

         If the outstanding shares of Common Stock subject to Stock Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, or reclassification, or the number of shares of Common Stock is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company

(provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration"), the Board shall make appropriate adjustments in the number and kind of shares as to which all outstanding Stock Options, or portions thereof then unexercised, shall be exercisable with respect to any such Stock Options, to the end that after such event the participant's proportionate interest shall be maintained as before the occurrence of such event.

         ELIGIBILITY. All officers and employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and profitability of the business of the Company and its subsidiaries are eligible to be granted stock options under the 1998 Plan. On August 11, 1998 approximately 67 persons were eligible to receive Stock Options under the 1998 Plan. Directors who are not officers or salaried employees of the Company and its subsidiaries are ineligible to receive Stock Options under the 1998 Plan.

         ADMINISTRATION. The 1998 Plan is administered by the Board, which may from time to time delegate all or any part of its authority under the 1998 Plan to a committee or subcommittee of not less than two directors appointed by the Board who are not officers or salaried employees of the Company and who therefore are ineligible to receive Stock Options under the 1998 Plan. The Board is empowered (a) to select the officers and employees to whom and the time or times at which Stock Options will be granted under the 1998 Plan; (b) to determine whether and to what extent Incentive Stock Options and Nonqualified Stock Options or any combination thereof are to be granted under the 1998 Plan;
(c) to determine the number of shares of Common Stock to be covered by each Stock Option granted under the 1998 Plan; (d) to determine the terms and conditions of such Stock Options, including but not limited to, the exercise price, any vesting condition, restriction or limitation, and any vesting acceleration or forfeiture waiver regarding any Stock Option and the shares relating thereto; (e) to modify, amend or adjust the terms and conditions of any Stock Option; and (f) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to a Stock Option shall be deferred.

         The Board also has the authority to adopt, alter and appeal such administrative rules, guidelines and practices governing the 1998 Plan; to interpret the terms and provisions of the 1998 Plan and any Stock Options granted under the 1998 Plan; and to otherwise supervise the administration of the 1998 Plan.

         OPTION PRICE. The exercise price at which shares of Common Stock may be purchased pursuant to the exercise of Stock Options under the 1998 Plan will be determined by the Board; provided, however, the price at which shares of Common Stock may be purchased pursuant to the exercise of an Incentive Stock Option granted under the 1998 Plan may not be less than one hundred percent (100%) of the fair market value thereof on the date such Incentive Stock Option is granted (or 110% of the fair market value thereof on the date such Incentive Stock Option is granted for participants under the 1998 Plan who own more than ten percent (10%) of the shares of Common Stock of the Company).

         TERM AND EXERCISE OF STOCK OPTIONS. The term of each Stock Option granted under the 1998 Plan is ten years from the date of grant or such shorter period of time as the Board may determine; provided, however, in the case of an Incentive Stock Option granted to a participant under the 1998 Plan who owns more than ten percent (10%) of the shares of Common Stock of the Company, the term of such Incentive Stock Option is five years from the date of grant or such shorter period of time as the Board may determine.

         All Stock Options granted under the 1998 Plan are exercisable by the participants at such time or times and subject to such terms and conditions as shall be determined by the Board. The 1998 Plan also provides for the earlier termination of a Stock Option in the event of the participant's termination of employment by death, disability or otherwise.

         The term during which Stock Options may be granted under the 1998 Plan expires on August 25, 2008, unless sooner terminated by the Board. Such a termination, however, will have no effect on Stock Options then outstanding.

         Payment for any shares of Common Stock to be issued upon exercise of a Stock Option granted under the 1998 Plan may be tendered either in cash or by certified or bank check, or by the tender of shares of Common Stock of the Company owned by the participant, or shares issuable to the participant upon exercise of the Stock Option, in each case having a fair market value as of the date of exercise equal to the exercise price.

         The Board may require as a condition to the grant of a Stock Option to a participant that the participant surrender for cancellation some or all of the unexercised Stock Options which have been previously granted to him under the 1998 Plan. A Stock Option the grant of which is conditioned upon such surrender may have a per share exercise price lower (or higher) than the per share exercise price of the surrendered Stock Option, may cover the same (or a lesser or greater) number of shares as the surrendered Stock Option, may contain such other terms as the Board deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, exercise price, term or any other term or condition of the surrendered Stock Option.

         NONTRANSFERABILITY OF STOCK OPTIONS. Stock Options granted under the 1998 Plan are nontransferable except by will or by the laws of descent and distribution; thus, during the lifetime of a participant, Stock Options granted to a participant may only be exercised by such participant.

         AMENDMENT AND TERMINATION OF THE 1998 PLAN. Subject to the terms and conditions and within the limitations of the 1998 Plan, the Board may amend, alter or discontinue the 1998 Plan, but no amendment, alteration or discontinuation may be made which would (i) impair the rights of a participant under a Stock Option without the participant's consent, except such an amendment made to cause the 1998 Plan to qualify for the exemption provided by Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), or (ii) disqualify the 1998 Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by Rule 16b-3.

TAX CONSEQUENCES

         INCENTIVE STOCK OPTIONS. Incentive Stock Options granted under the 1998 Plan are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended. Under applicable provisions of the Code now in effect and pursuant to the terms and provisions of the 1998 Plan, (i) an "incentive stock option" results in no taxable income to a participant or deduction to the Company at the time it is granted; (ii) upon exercise of the option, no taxable income results to the participant from the receipt of the shares of Common Stock thereby acquired, and no deduction is allowed to the Company; (iii) if, after exercise of such an option, the participant does not dispose of the shares of Common Stock thereby acquired within the later of two (2) years of the date of grant of the option or within one (1) year of the date of the transfer of such shares to the participant, the participant will be entitled, subject to certain exceptions, to treat any gain realized upon disposition of the shares of Common Stock as capital gain in the year of sale; and (iv) if held by the participant for the periods described in clause (iii) above, the Company will not be entitled to any deduction respecting any gain realized from the disposition of shares of Common Stock by the recipient. A recipient of an option may be subject to the alternative minimum tax under the Code, as the inherent gain measured by the difference between the fair market value of the Common Stock and the exercise price (the "spread") at the date of exercise is a potential adjustment item to income on which the alternative minimum tax is computed. As a general rule, if the 2-year and 1-year holding requirements discussed above are not met, but all other requirements are met, gains derived from the sale of the Common Stock will be treated as compensation income to the participant, and the Company will be entitled to a corresponding tax deduction for the spread at that time. However, the recipient's tax consequences from a disposition of the shares may vary depending upon the circumstances involved in the disposition.

         In addition, characterization of the gain realized from the disposition of Common Stock as capital gain or ordinary income may have material tax consequences to the recipient. Specifically, gain characterized as capital gain is subject to offset against any capital losses of the recipient. Conversely, any loss realized from the disposition of shares of Common Stock treated as a long term capital loss can only be offset against other capital gains of the recipient plus an amount not in excess of $3,000 of other ordinary income. Any long term capital loss of the recipient over and above those annual amounts are carried forward to subsequent taxable years. Moreover, gain realized from the early disposition of shares of Common Stock which is treated as ordinary income is subject to withholding taxes and social security taxes. THE TAX CONSEQUENCES OF A DISPOSITION OF SHARES WILL VARY, DEPENDING ON THE PARTICIPANT'S INDIVIDUAL TAX SITUATION. THEREFORE, EACH PARTICIPANT IS ENCOURAGED TO CONSULT WITH HIS OWN TAX ADVISOR.

         NONQUALIFIED STOCK OPTIONS. Nonqualified Stock Options may be granted under the 1998 Plan, and this type of option will not qualify for the incentive stock option tax benefits under Section 422 of the Code. A participant generally will not recognize any taxable income at the time he or she is granted a Nonqualified Stock Option. However, upon exercise, the participant will have taxable ordinary income equal to the excess of (i) the fair market value on the exercise date of the shares received, less (ii) the option price for the shares received. This ordinary income will be subject to income tax withholding. A participant's recognition of ordinary income with regard to Nonqualified Stock Options will increase the participant's adjusted cost basis of the shares for purposes of calculating gain or loss on a later disposition of the shares.

         In general, there will be no Federal income tax consequences to the Company upon the grant or termination of a Nonqualified Stock Option or a sale or disposition of the shares acquired upon the exercise of a Nonqualified Stock Option. However, upon the exercise of a Nonqualified Stock Option, the Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that a participant is required to recognize as a result of the exercise.

VOTE REQUIRED AND BOARD RECOMMENDATION

         The affirmative vote of a majority of the shares of Common Stock represented at the meeting, in person or by proxy, will be necessary to ratify the adoption of the 1998 Plan.

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE 1998 INCENTIVE STOCK OPTION PLAN OF THE COMPANY.

                                 PROPOSAL NO. 3:
            APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Subject to approval by the stockholders, the Board has selected King, Griffin & Adamson, P.C. as independent public accountants of the Company for its fiscal year ended March 31, 1999. King, Griffin & Adamson, P.C. has acted in such capacity for the Company since August 1995 and has reported that neither the firm nor any of its partners has any material direct or indirect financial interest in the Company, other than as independent public accountants.

         Representatives of King, Griffin & Adamson, P.C. will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment(s) thereof is necessary for the approval of the appointment of King, Griffin & Adamson, P.C. as independent public accountants of the Company for the fiscal year ending March 31, 1999.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF KING, GRIFFIN & ADAMSON, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR ITS FISCAL YEAR ENDING MARCH 31, 1999.

                       ACTION TO BE TAKEN UNDER THE PROXY

         The accompanying proxy will be voted "FOR" the election of the four (4) persons recommended by the Board and named under "PROPOSAL NO. 1: ELECTION OF DIRECTORS" as nominees for directors of the Company; "FOR" the ratification of the adoption of the 1998 Stock Option Plan; and "FOR" approval of the appointment of King, Griffin & Adamson, P.C. as the independent public accountants of the Company for its fiscal year ending March 31, 1999, unless the proxy is marked in such a manner as to withhold authority to so vote.

         The accompanying proxy will also be voted in connection with the transaction of such other business as may properly come before the Annual Meeting of Stockholders, or any adjournment or adjournments thereof. Management knows of no other matters to be considered at the Annual Meeting of Stockholders. If , however, any other matters properly come before the Annual Meeting of Stockholders, or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed advisable, vote to adjourn the meeting from time to time.

                              SECURITY OWNERSHIP OF
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the shares of Common Stock of the Company as of August 14, 1998 by (i) each director, (ii) the Company's chief executive officer and four other most highly compensated executive officers in fiscal 1998, (iii) each person deemed to beneficially own more than five (5%) percent of the outstanding shares of Common Stock of the Company, and (iv) all officers and directors of the Company as a group. Except as otherwise indicated, each stockholder identified in the table has sole voting and investment power with respect to his shares.

                                                      SHARES OWNED
                                                      ------------
                   NAME                         NUMBER        PERCENTAGE
                   ----                         ------        ----------
    Glenn D. Bollinger (1)(2)                  1,870,506         46.8%
    Bobby D. Bollinger (1)(3)                  1,870,506         46.8%
    James A. Burgin (4)                           11,750           *
    Rose Turner                                        -           *
    David Barr (5)                                13,500           *
    John L. Maguire (6)                          106,666          2.7%
    Stephen L. Parr(7)                             5,833           *

    All directors and executive officers       2,447,524         61.2%
    as a group (10 persons) (8) (9)

-----------------
          * Less than 1% of the outstanding shares of Common Stock.

         (1) Business mailing address is 602 Fountain Parkway, Grand Prairie, Texas 75050.

         (2) Includes (i) 425,069 shares over which Glenn Bollinger has sole voting and investment control; (ii) 436,000 shares held by Glenn Bollinger Family Enterprises, Ltd., a Texas limited partnership, over which Glenn Bollinger has shared voting and investment power with Bobby Bollinger through each of their 49.5% ownership of the outstanding stock of the sole general partner; (iii) 436,000 shares held by Bob Bollinger Family Enterprises, Ltd., a Texas limited partnership, over which Glenn Bollinger has shared voting and investment power with Bobby Bollinger through each of their 49.5% ownership of the outstanding stock of the sole general partner; and (iv) 573,437 shares held as one of the trustees of the Company's 401(k) Plan, successor to the Company's Employee Stock Ownership Plan (the "401(k) Plan") and over which he has shared voting and investment power. Neither the inclusion of shares owned by Bob Bollinger Family Enterprises, Ltd., nor the inclusion of any 401(k) Plan shares not allocated to Glenn Bollinger's 401(k) Plan participant account is to be construed as an admission that he is the beneficial owner of such shares.

         (3) Includes (i) 425,069 shares over which Bobby Bollinger has sole voting and investment control; (ii) 436,000 shares held by Bob Bollinger Family Enterprises, Ltd., a Texas limited partnership, over which Bobby Bollinger has shared voting and investment power with Glenn Bollinger through each of their 49.5% ownership of the outstanding stock of the sole general partner; (iii) 436,000 shares held by Glenn Bollinger Family Enterprises, Ltd., a Texas limited partnership, over which Bobby Bollinger has shared voting and investment power with Glenn Bollinger through each of their 49.5% ownership of the outstanding stock of the sole general partner; and (iv) 573,437 shares held as one of the trustees of the Company's 401(k) Plan over which he has shared voting and investment power. Neither the inclusion of shares owned by Glenn Bollinger Family Enterprises, Ltd., nor the inclusion of any 401(k) Plan shares not allocated to Bobby Bollinger's 401(k) Plan participant account is to be construed as an admission that he is the beneficial owner of such shares.

         (4) Includes options to purchase 11,750 shares of Common Stock that are exercisable within sixty days.

         (5) Includes options to purchase 13,500 shares of Common Stock that are exercisable within sixty days.

         (6) Includes options to purchase 56,666 shares of Common Stock that are exercisable within sixty days. Does not include 26,000 shares of Common Stock held in trust for which Mr. Maguire is the trustee and a contingent beneficiary. Mr. Maguire disclaims beneficial ownership of these shares.

         (7) Includes options to purchase 3,333 shares of Common Stock that are exercisable within sixty days.

         (8) Includes options to purchase 95,249 shares of Common Stock that are exercisable within sixty days.

         (9) Shares held beneficially by Glenn Bollinger and Bobby Bollinger are only included once in the group total.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 (a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder require the Company's executive officers, directors and persons who own more than ten percent (10%) of the outstanding Common Stock to file reports of ownership and changes in ownership with, among others, the Securities and Exchange Commission and to furnish the Company with copies.

         Based on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the last fiscal year all executive officers, directors and the beneficial owners of greater than ten percent (10%) of the outstanding Common Stock complied with the filing requirements applicable to them, except Rose Turner who failed to timely file a Form 3, Initial Statement of Beneficial Ownership of Securities, for January 1997 to report options held at the time she become a reporting person, and Floyd DePauw who failed to timely file a Form 3, Initial Statement of Beneficial Ownership of Securities, for October 1996 to report options held at the time he became a reporting person. Ms. Turner's and Mr. DePauw's forms were filed in June 1998.

                               EXECUTIVE OFFICERS

         The following persons are the executive officers of the Company:

                NAME                  AGE                                POSITION

     Glenn D. Bollinger                48       Chairman of the Board, Chief Executive Officer and
                                                Director

     Bobby D. Bollinger                45       Vice Chairman of the Board, President and Director

     Rose Turner                       42       Executive Vice President - Finance, Chief Financial
                                                Officer, Treasurer and Secretary

     James A. Burgin                   56       Executive Vice President - Sales

     Jack P. Carrithers                50       Executive Vice President - Marketing

     Dell K. Bollinger                 71       Senior Vice President - Administration

     David Barr                        39       Executive Vice President - Product Acquisition

     Floyd L. DePauw                   48       Controller and Chief Accounting Officer

         Set forth below is a description of the business experience of each of the executive officers.

         Information concerning the business experience of Glenn Bollinger is provided under "Proposal No. 1: Election of Directors."

         Information concerning the business experience of Bobby Bollinger is provided under "Proposal No. 1: Election of Directors."

         Rose Turner became Senior Vice President - Finance, Chief Financial Officer, Treasurer and Secretary of the Company in January 1997 and Executive Vice President - Finance, Chief Financial Officer, Treasurer and Secretary in October 1997. She joined the Company on a contract and then full-time basis in November 1995. Ms. Turner is a certified public accountant. Ms. Turner was most recently employed by Mission Foods, a Division of Gruma Corporation, a privately held company headquartered in Los Angeles, California, where she served as Regional Controller, Southwest Region. Previously she was employed by a variety of food manufacturing companies for approximately thirteen years in increasing roles of responsibility.

         James A. Burgin became Vice President - Sales in December 1993. He became Executive Vice President - Sales in November 1994. Before joining the Company, Mr. Burgin was Executive Vice President of Dynamic Classics, Ltd., distributor of fitness products. Mr. Burgin was employed by Dynamic for approximately three years. Prior to Dynamic, Mr. Burgin was employed by various companies in the fitness and toy industries for approximately twenty years.

         Jack P. Carrithers became acting Vice President - Marketing in December 1993 and was elected Vice President - Marketing in May 1994. He became Executive Vice President - Marketing in November 1994. Before joining the Company, Mr. Carrithers was a Vice President and Creative Director of Penny & Speier Advertising Agency from July 1991 to November 1993. Prior to that employment, he was an Executive Vice President and Creative Director of Evans Communications for six years. In these past positions, Mr. Carrithers had responsibility for developing marketing and advertising programs and materials for a broad range of products and services.

         Dell K. Bollinger accepted an integral role in the Company's business when it was founded by her sons, Glenn and Bobby Bollinger, in 1974. Mrs. Bollinger has served as a Vice President of the Company since 1979.

         David Barr became Vice President - Product Development in July 1994 and became Executive Vice President - Product Acquisition in August 1996. Prior to joining the Company Mr. Barr was President and owner of New Zone Corporation, a privately held distributor of children's safety and related products. Prior to that employment Mr. Barr held various positions at Tandy Corporation, Fort Worth, Texas, including Director of Marketing for Computer City.

         Floyd DePauw became Controller and Chief Accounting Officer in October 1996. Mr. DePauw is a certified public accountant. Before joining the Company, Mr. DePauw was most recently the controller of Taylor Publishing Company, a subsidiary of Insilco Corporation, a publicly owned company. He was employed by Taylor in a variety of accounting positions for approximately sixteen years. Prior to being employed by Taylor, Mr. DePauw was employed by Zoecon Industries, Inc., a chemical manufacturer, for approximately five years.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER INFORMATION

         The following table summarizes the compensation paid to the Company's chief executive officer and the Company's four other most highly compensated executive officers for services rendered in all capacities to the Company during fiscal 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION
          Name and                                                                Stock
     Principal Position            Year        Salary ($)       Bonus ($)      Options (#)
     ------------------            ----        ----------       ---------      -----------
Glenn D.  Bollinger                1998         325,717(1)       100,000           --
Chairman of the Board and          1997         275,717            --              --
Chief Executive Officer            1996         275,717            --              --

Bobby D. Bollinger                 1998         325,717(1)       100,000           --
Vice Chairman of the Board         1997         275,717            --              --
and President                      1996         275,717            --              --

James A. Burgin                    1998         121,201          60,000            --
Executive Vice President -         1997         118,120            3,008           --
Sales                              1996         115,465            --              --

Rose Turner                        1998         117,488          40,000            --
Executive Vice President -         1997          75,365            --            33,000
Finance, Chief Financial           1996            --              --              --
Officer, Treasurer and
Secretary

David Barr                         1998           89,422         60,000            --
Executive Vice President -         1997           84,999           --              --
Product Acquisition                1996           70,187           --            10,000

--------------

         (1) Glenn Bollinger and Bobby Bollinger were paid $10,000 per year as directors fees in fiscal 1998 retroactive to 1994 (each a total of $50,000).

STOCK OPTION PLAN

         DESCRIPTION OF STOCK OPTION PLAN.

         In September 1993 the Board of Directors adopted the Bollinger Industries 1993 Stock Option Plan ("1993 Stock Option Plan") pursuant to which options to purchase up to 500,000 shares of Common Stock may be granted. The individuals eligible to participate in the 1993 Stock Option Plan are those full-time key employees, including officers and employee directors, and independent directors of the Company or its subsidiaries as the Stock Option Committee of the Board of Directors, which administers the 1993

Stock Option Plan, may determine from time to time. Stephen Parr, who is currently the sole member of the Stock Option Committee, may grant either incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options. Only nonqualified stock options may be granted to independent directors.

         The purchase price of shares subject to an option granted under the 1993 Stock Option Plan is determined by the Stock Option Committee at the time of grant, but may not be less than 50% of the fair market value of the shares of Common Stock on the date of grant. The exercise price of ISOs must be at least 100% of the fair market value. The aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which ISOs are exercisable for the first time by the optionee in any calendar year (under the 1993 Stock Option Plan and any other incentive stock option plan of the Company) may not exceed $100,000. Options granted under the 1993 Stock Option Plan must be exercised within ten years from the date of grant and will generally vest in annual installments as determined by the Stock Option Committee. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of any ISOs granted under the 1993 Stock Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant, and the exercise period may not exceed five years from the date of grant.

         Options granted under the 1993 Stock Option Plan are not transferable by the optionee other than by will or under the laws of descent and distribution. Options terminate on the earlier of the date of the expiration of the option or thirty (30) days after the date the optionee terminates employment with the Company and its subsidiaries for any reason other than termination for cause or the death or disability of the optionee. During the 30-day period, the optionee may exercise the option in respect of the number of shares that were vested on the date of termination of employment. In the event of termination because of the death or disability of an optionee and before the date of expiration of the option, the option terminates on the earlier of the date of expiration or one year following the date of termination of employment, during which period the option may be exercised in respect of the number of shares that were vested on the termination of employment.

         The 1993 Stock Option Plan provides that an option agreement may permit an optionee to tender previously owned shares of Common Stock in partial or full payment for shares to be purchased on exercising an option. Unless sooner terminated by action of the Board of Directors, the 1993 Stock Option Plan will terminate in 2003. Subject to certain exceptions, it may be amended, altered or discontinued by the Board of Directors without stockholder approval.

         At August 14, 1998 options to purchase a total of 236,666 shares of Common Stock had been granted under the 1993 Stock Option Plan at prices ranging from $0.625 to $13.00.

OPTION GRANTS.  No options were granted in fiscal 1998.

OPTION EXERCISES AND HOLDINGS. The following table sets forth information with respect to the named executives concerning exercise of options during fiscal 1998 and unexercised options held as of the end of fiscal 1998.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                            VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED            IN-THE-MONEY OPTIONS AT
                                                      OPTIONS AT FISCAL YEAR-END (#)       FISCAL YEAR-END ($) (1)
                                                     --------------------------------- --------------------------------
                          SHARES
                       ACQUIRED ON        VALUE
        NAME           EXERCISE (#)   REALIZED ($)     EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
--------------------- --------------- -------------- ---------------- ---------------- --------------- ----------------
James A. Burgin (2)         --             --            11,750             3,250            --              --
Rose Turner (3)             --             --              --              33,000            --              --
David Barr (4)              --             --            11,500            10,500            --              --

--------------

         (1) Based on the closing sale price of the Common Stock on March 31, 1998, of $0.8125 per share as reported by the over-the-counter Bulletin Board and a weighted average exercise price per share of $10.15.

         (2) Mr. Burgin was granted 10,000 options for $10.00 each in December 1993. These options vest over a five year period and expire in ten years. Mr. Burgin was also granted 5,000 options for $11.00 each in December 1994. These options vest over a four year period and expire in ten years.

         (3) Ms. Turner was granted 33,000 options for $0.625 each in January 1997. These options vest over a five year period and expire in ten years.

         (4) Mr. Barr was granted 10,000 options for $13.00 each in October 1994. These options vest over a five year period and expire in ten years. Mr. Barr was also granted 2,000 options for $11.00 each in December 1994. These options vest over a four year period and expire in ten years. Mr. Barr was also granted 10,000 options for $3.00 each in February 1996. These options vest over a five year period and expire in ten years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1998 Richard Tucker and Stephen Parr served as the members of the Compensation Committee. Mr. Tucker resigned as a director on June 15, 1998. Mr. Parr currently serves as the sole member of the Compensation Committee. Except for Mr. Tucker, no member of the Compensation Committee is a current or former employee or officer of the Company or any of its affiliates or has any interlocking relationship with any other corporation that requires specific disclosure under this heading. Please refer to "Certain Relationships and Related Transactions."

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The basic policy of the Compensation Committee is to ensure that salary levels and compensation incentives are designed to attract and retain qualified individuals in key positions and are commensurate with the level of executive responsibility, the type and scope of the Company's operations, and the Company's financial condition and performance. The goal of this policy is to promote the attainment of the financial and strategic objectives of the Company.

         The Compensation Committee for fiscal 1998 consisted of Messrs. Tucker and Parr. Mr. Tucker resigned as a director on June 15, 1998. The Compensation Committee believes that the base salary levels in place during fiscal 1998 continue to be consistent with the Company's status as a public company and with the Company's peers in the fitness industry. The salary levels during fiscal 1998 were not substantially different from those in fiscal 1997. The Compensation Committee has not, however, conducted a detailed examination of the compensation structure of peer companies, nor has it engaged the services of an executive compensation consultant.

         The base salaries of the Company's executive officers may be augmented at the discretion of the Compensation Committee, at the recommendation of the Chief Executive Officer, by the award of individual performance-based cash bonuses ("Cash Bonuses"). Cash Bonuses are based on among other things an individual's quality of work performed, the financial condition and results of operation of the Company, progress made towards business objectives, and return on the Company's Common Stock for the period. Bonuses were declared and paid following the sale of the Trampoline Product Line.

         The Company also grants stock options pursuant to the Company's 1993 Stock Option Plan, which is administered by the Stock Option Committee. The Company's Chief Executive Officer and President, who each beneficially own a substantial amount of Common Stock of the Company, are not eligible to receive options under the 1993 Stock Option Plan. Grants of stock options to eligible executive officers are intended to attract qualified individuals to work for the Company as additional compensation and as an incentive for future performance. Through grants under the 1993 Stock Option Plan, the Company's goal is to encourage ownership of the Common Stock by executive officers and other employees in order to enhance mutuality of interest with stockholders of the Company.

         At this time, based on the Company's current executive compensation structure, the Company does not believe it is necessary to adopt a policy with respect to qualifying executive compensation in excess of $1 million for deductibility under Section 162 (m) of the Internal Revenue Code.

         Consistent with the above policies and objectives, the fiscal 1998 base salary for Glenn Bollinger, the Company's Chairman of the Board and Chief Executive Officer, was not changed by the Board of Directors, and remained at $275,717. The Compensation Committee approved a Cash Bonus for Mr. Bollinger with respect to fiscal 1998. The Compensation Committee considers that Mr. Bollinger's base salary was within the range of salaries of chief executive officers of comparable companies.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                            The Compensation Committee
                                            of the Board of Directors

                                            Stephen L. Parr

PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Common Stock during the five-month period ended March 31, 1994, and the years ending March 31, 1995, 1996, 1997 and 1998 with the cumulative total stockholder return for a peer group and on the NASDAQ Stock Market - U.S. Index over the same periods. The comparison assumes a $100 investment (i) in the Common Stock and the peer group on November 17, 1993 (the initial day of trading in the Common Stock), and (ii) on the

NASDAQ Stock Market - U.S. Index on October 31, 1993, and assumes reinvestment of all dividends and distributions.

             COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN AMONG
                           BOLLINGER INDUSTRIES, INC.,
              THE NASDAQ STOCK MARKET - U.S. INDEX AND A PEER GROUP

                              11/17/93     3/31/94     3/31/94     3/31/96     3/31/97     3/31/98
BOLLINGER INDUSTRIES, INC.      100          86          69          21           6           7
PEER GROUP (1)(2)(3)            100          97          53          41          30          32
NASDAQ STOCK MARKET - US(4)     100          98         109         148         164         249

         (1) The peer group, which currently includes the Company, is comprised of the following companies: Ajay Sports, Inc., Aldila, Inc.; Bell Sports Corp.; Bollinger Industries, Inc.; California Pro Sports, Inc.; Educational Insights, Inc.; Escalade, Inc.; Grand Toys International, Inc.; Johnson Worldwide Associates, Inc.; Just Toys, Inc.; L.L. Knickerbocker, Inc.; Laser Storm, Inc.; Marker, Int'l; Monarch Avalon, Inc.; Morrow Snobirds, Inc.; Paul-Son Gaming Corp.; Arnold Palmer Golf Co. (formerly Progroup, Inc.); Rawlings Sporting Goods, Inc.; Riddell Sports, Inc.; S 2 Golf, Inc.; Sled Dogs Co.; Snake Eyes Golf Clubs, Inc.; Teardrop Golf Co.; Variflex, Inc.; Vermont Teddy Bear, Inc.; and Yes Entertainment Corporation. The members of the peer group are based on the companies listed in the 1998 NASDAQ Fact Book and Company Directory for Standard Industrial Classification Code 394, Toys and Sporting Goods (1998 Peer Group), and which have been publicly traded since at least March 31, 1994. NASDAQ did not provide a performance index for this group of companies.

         (2) The following companies were included in the 1997 Peer Group, but were not included in the 1998 Peer Group; Bio-Dyne Corporation; Happiness Express, Inc.; Stuart Entertainment, Inc.; and Sure Shot Int'l., Inc.

         (3) The following companies are included in the 1998 Peer Group, but were not included in the 1997 Peer Group; Johnson Worldwide Associates, Inc.; Laser Storm, Inc.; Snake Eyes Golf Clubs, Inc. and Teardrops Golf Company.

         (4) The NASDAQ Stock Market - U.S. Index was restated as of March 31, 1994, to reflect average daily values instead of average month end values. The index value originally reported was 96 and has been restated as 98.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 1993, Glenn, Bobby and Dell Bollinger purchased third party notes payable of $500,000 with interest payable at 10% annum. They assumed the same terms of the notes which matured on March 31, 1996. On March 29, 1996 the Company paid Glenn and Bobby Bollinger $110,000 each on the notes. The Company extended the maturity of the $100,000 note to March 31, 1998 and remaining notes of $180,000 to August 16, 2000. The Company paid the $100,000 note in full on December 4, 1997 to Dell Bollinger. On September 19, 1997 the Company paid $33,000 to Glenn Bollinger and October 31, 1997 the Company paid $33,000 to Bobby Bollinger. On December 31, 1997 the Company paid the $57,000 remaining balance of each note to Glenn and Bobby Bollinger.

         The Company believes that the terms of the above transaction were at least as favorable to the Company as those which could have been obtained in an arm's-length transaction with an unaffiliated party.

         During July 1995 the Company retained Richard Tucker as a consultant. Shortly after his retention, Mr. Tucker became a director of the Company. Pursuant to the consulting agreement, Mr. Tucker received $75,000 per year for 2 years, of which $75,000 was paid in fiscal 1997 and $56,250 was paid in fiscal 1996. The remaining $18,750 was paid in the first quarter of fiscal 1998 at which time the consulting arrangement was terminated.

         During October 1997 the Company entered into a marketing agreement with First Fidelity Acceptance Corp. ("FFAC"). Mr. Tucker was the Chairman and Chief Executive Officer of FFAC and also served as a Director of the Company. The agreement called for an initial investment of $200,000 which was to return monthly revenues based on the successful acquisition by FFAC of retail installment sales contracts. Additionally, FFAC guaranteed the shortfall, if any, between the monthly revenues and three times the original investment on the first anniversary of the investment. On June 15, 1998 Mr. Tucker resigned his directorship with the Company. The Company is seeking the return of the original investment from the new management of FFAC.

         All other transactions, if any, between the Company and any of its directors, officers, principal stockholders, employees and other affiliates are subject to the approval of a majority of the independent directors of the Company who are disinterested in the transactions. All such transactions and loans must be on terms no less favorable to the Company than those generally available from unaffiliated third parties.

                              STOCKHOLDER PROPOSALS

         Any proposals from stockholders to be presented for consideration for inclusion in the proxy material in connection with the 1999 annual meeting of stockholders of the Company must be submitted in accordance with the rules of the SEC and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on April 5, 1999.

                                  OTHER MATTERS

         The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. Costs of solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by directors, officers and employees of the Company. Arrangements have also been made with brokerage houses, banks and other custodians, nominees, and fiduciaries for the forwarding of soliciting materials to the beneficial owners of the Common Stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

         All information contained in this Proxy Statement relating to the occupations, affiliations, and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent (5%) of the Company's Common Stock is based upon information contained in reports filed by such owner with the SEC.

         The Annual Report to stockholders of the Company for the fiscal year ended March 31, 1998, which includes financial statements, accompanying this Proxy Statement, does not form any part of the material for the solicitation of proxies.

         THE COMPANY HAS PROVIDED TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE COMPANY'S FISCAL 1998 ANNUAL REPORT, WHICH INCLUDES A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1998.

                                  By the Order of the Board of Directors



                                         Rose Turner
                                          Secretary

                                     ANNEX I

                             1998 STOCK OPTION PLAN
                          OF BOLLINGER INDUSTRIES, INC.

SECTION 1.  PURPOSE; DEFINITIONS

         The purpose of the Plan is to give the Corporation a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Corporation and its subsidiaries with a stock plan providing incentives more directly linked to the profitability of the Corporation's businesses and increases in shareholder value.

         For purposes of the Plan, the following terms are defined as set forth below:

         (a) "Board" means the Board of Directors of the Corporation, as duly elected from time to time.

         (b) "Code" means the Internal Revenue Code of 1986, as amended and interpreted by the regulations thereunder from time to time, and any successor thereto.

         (c) "Commission" means the Securities and Exchange Commission or any successor agency.

         (d) "Common Stock" means common stock, par value $0.01 per share, of the Corporation.

         (e) "Corporation" means Bollinger Industries, Inc., a Delaware corporation.

         (f) "Date of Grant" means the date on which the Board resolves to grant a Stock Option to a Participant.

         (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended and as interpreted by the rules and regulations promulgated thereunder from time to time, and any successor thereto.

         (h) "Exercise Price" means the amount for which one Share may be purchased upon the exercise of a Stock Option, as specified by the Board in the applicable Stock Option Agreement, but in no event less than the par value per Share.

         (i) "Fair Market Value" means as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on any national securities exchange on which the Common Stock is listed or on the NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Board in good faith.

         (j) "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

         (k) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         (l) "Participant" means an individual who is eligible and selected by the Board for grants of Stock Options under the Plan.

         (m) "Plan" means the Bollinger Industries, Inc. 1998 Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

         (n) "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

         (o) "Share" means one share of Common Stock of the Corporation, as adjusted in accordance with SECTION 3 of the Plan.

         (p) "Stock Option" means an option granted under SECTION 5.

         (q) "Stock Option Agreement" means the agreement executed between the Corporation and a Participant that contains the terms, conditions, and restrictions pertaining to the granting of a Stock Option. Any inconsistencies between the Plan and any Stock Option Agreement shall be controlled by the Plan.

         (r) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" also means any partnership in which the Corporation and/or any Subsidiary owns more than 50% of the capital or profits interest.

         (s) "Ten-Percent Shareholder" means a person that owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation or any Subsidiary, taking into account the attribution rules set forth in Section 424 of the Code. For purposes of this definition the term "outstanding stock" includes all stock actually issued and outstanding at the time the Stock Option is granted to a Participant. "Outstanding stock" does not include reacquired Shares or Shares authorized for issuance under outstanding Stock Options held by the Participant or by any other person.

         (t) "Termination of Employment" means the termination of the Participant's employment with the Corporation and any Subsidiary for any reason whatsoever, whether with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement, but excluding (i) terminations where there is a simultaneous reemployment by the Corporation or a Subsidiary or (ii) except with respect to Incentive Stock Options, terminations where the Participant continues a relationship (e.g., as a director or consultant) with the Corporation or a Subsidiary. Temporary absences from employment because of illness, vacation or leave of absence shall not constitute a Termination of Employment unless, with respect to Incentive Stock Options only, such temporary absences interrupt employment for purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under Section 422(a)(2).

         In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.  ADMINISTRATION

         The Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under the Plan to a committee or subcommittee of not less than two directors appointed by the Board who are "non-employee directors" within the meaning of that term as defined in Rule 16b-3 under the Exchange Act. To the extent of any delegation by the Board under this Plan, references in this Plan to the Board shall also refer to the applicable committee or subcommittee. The Board shall have authority to grant Stock Options pursuant to the terms of the Plan to officers and employees of the Corporation and its Subsidiaries. Among other things, the Board shall have the authority, subject to the terms of the Plan:

         (a) To select the officers and employees to whom Stock Options may from time to time be granted;

         (b) Determine whether and to what extent Incentive Stock Options and Nonqualified Stock Options or any combination thereof are to be granted hereunder;

         (c) Determine the number of Shares to be covered by each Stock Option granted hereunder;

         (d) Determine the terms and conditions of any Stock Option granted hereunder including, but not limited to, the Exercise Price (subject to SECTION 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Corporation or any Subsidiary), and any vesting acceleration or forfeiture waiver regarding any Stock Option and the Shares relating thereto, based on such factors as the Board shall determine;

         (e) Modify, amend or adjust the terms and conditions of any Stock Option, at any time or from time to time; and

         (f) Determine to what extent and under what circumstances Common Stock and other amounts payable with respect to a Stock Option shall be deferred.

         The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreement relating thereto), and to otherwise supervise the administration of the Plan.

         With respect to the Plan or any Stock Options granted thereunder, the acts of a majority of the Board members present at meetings at which a quorum exists, or acts reduced to or approved in writing by a unanimous consent of all the Board members, shall be the valid acts of the Board, except that the members thereof may (i) delegate to an officer of the Corporation the authority to make decisions pursuant to paragraphs (c), (f), (g), (h) and (i) of SECTION 5 (provided that no such delegation may be made that would cause Stock Options or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act) and (ii) authorize any one or more of their number or any officer of the Corporation to execute and deliver documents on behalf of the Board. A majority of the Board shall constitute a quorum.

         Any determination made by the Board or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Stock Option shall be made in the sole discretion of the Board or such delegate at the time of the grant of the Stock Option or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Board or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Participants.

         All expenses and liabilities incurred by members of the Board in connection with the administration of the Plan shall be borne by the Corporation. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Stock Options, and all members of the Board shall be fully protected by the Corporation in respect to any such action, determination or interpretation.

SECTION 3.  COMMON STOCK SUBJECT TO PLAN

         The total number of Shares reserved and available for grant under the Plan shall be 500,000, subject to adjustment as provided in SECTION 5(i). For purposes of determining the number of Shares with regard to which Stock Options may be granted under the Plan, such number shall increase by the number of Shares tendered or relinquished to the Corporation (a) in connection with the exercise of a Stock Option or (b) in payment of federal, state or local income tax withholding liabilities upon exercise of a Stock Option.

         Shares subject to a Stock Option under the Plan may be authorized and unissued Shares or may be treasury Shares.

         If any Stock Option expires or is cancelled without being fully exercised, unexercised Shares subject to such Stock Option shall again be available for distribution in connection with Stock Options under the Plan.

SECTION 4.  ELIGIBILITY

         All officers and employees of the Corporation and its Subsidiaries who are responsible for or contribute to the management, growth and profitability of the business of the Corporation and its Subsidiaries are eligible to be granted Stock Options under the Plan. No grant shall be made under this Plan to a director who is not an officer or a salaried employee of the Corporation and its Subsidiaries.

SECTION 5.  STOCK OPTIONS

         Stock Options may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Board may from time to time approve.

         The Board shall have the authority to grant any Participant Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options. To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

         Stock Options shall be evidenced by the Stock Option Agreements, the terms and provisions of which may differ for each Participant and for each grant of a Stock Option to the same Participant. A Stock Option Agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the Date of Grant. Written notice of the Board's determination to grant a Stock Option to a Participant, evidenced by a Stock Option Agreement, dated as of the Date of Grant and executed by the Corporation, shall be given to such Participant within a reasonable period of time after the Date of Grant.

         The Board may, in its discretion and on such terms as it deems appropriate, require as a condition to the grant of a Stock Option to a Participant that the Participant surrender for cancellation some or all of the unexercised Stock Options which have been previously granted to him. A Stock Option the grant of which is conditioned upon such surrender may have a per Share Exercise Price lower (or higher) than the per Share Exercise Price of the surrendered Stock Option, may cover the same (or a lesser or greater) number of Shares as the surrendered Stock Option, may contain such other terms as the Board deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of Shares, Exercise Price, term or any other term or condition of the surrendered Stock Option.

         Additionally, the Board may, in its discretion and on such terms as it deems appropriate, require as a condition to the grant of a Stock Option to a Participant that the Participant agree not to sell or otherwise dispose of the Stock Option, any Shares of Common Stock acquired pursuant to the Stock Option, for a period of time determined by the Committee including, without limitation, a period of six months following the Date of Grant of the Stock Option.

         Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any previously granted Incentive Stock Option as such under such Section 422.

         To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and all other incentive stock option plans of the Corporation or any Subsidiary) exceeds $100,000, such Incentive Stock Options shall be deemed to be Nonqualified Stock Options. The rule set forth in the preceding sentence shall be applied by taking Incentive Stock Options into account in the order in which they were granted. For purposes of this SECTION 5, the Fair Market Value of Shares shall be determined as of the time the Incentive Stock Option with respect to such Shares is granted.

         Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Board shall deem desirable:

         (a) Exercise Price. The Exercise Price per Share purchasable under a Stock Option shall be determined by the Board and set forth in the Stock Option Agreement, and in the case of an Incentive Stock Option granted to a Participant, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock subject to the Stock Option on the Date of Grant (or 110% in the case of a Stock Option granted to a Participant who is a Ten-Percent Shareholder on the Date of Grant).

         (b) Option Term. The term of each Stock Option shall be ten years from the Date of Grant or such shorter term as may be determined by the Board; provided, however, in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder, the term of the Incentive Stock Option shall be five years from the Date of Grant or such shorter term as may be determined by the Board; provided further, however, a Stock Option granted under the Plan shall be subject to earlier termination upon the Termination of Employment of the Participant, as provided in SECTIONS 5(F), (G) and (H).

         (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board. If the Board provides that any Stock Option is exercisable only in installments, the Board may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Board may determine. In addition, the Board may at any time accelerate the exercisability of any Stock Option.

         (d) Method of Exercise. Subject to the provisions of this SECTION 5, Stock Options may be exercised, in whole or in part, at any time during the term of the Stock Option by giving written notice of exercise to the Corporation specifying the number of Shares subject to the Stock Option to be purchased. A Stock Option may not be exercised for a fraction of a Share and the Board may, by the terms of the Stock Option, require any partial exercise to be with respect to a specified minimum number of Shares.

         Such notice shall be accompanied by payment in full of the purchase price for the Shares subject to the Stock Option being purchased by certified or bank check or such other instrument as the Board may accept. Payment, in full or in part, may also be made in the form of Shares owned by the Participant duly endorsed for transfer to the Corporation, or, Shares issuable to the Participant upon exercise of the Stock Option, in each case with a Fair Market Value on the date the Stock Option is exercised equal to the aggregate Exercise Price of the Shares with respect to which such Stock Option or portion is thereby exercised.

         Additionally, such notice shall be accompanied by payment to the Corporation (or other employer Subsidiary) of all amounts which the Corporation (or other employer Subsidiary) is required to withhold under federal, state or local law in connection with he exercise of the Stock Option. With the consent of the Board, (i) Shares owned by the Participant duly endorsed for transfer, or, (ii) Shares issuable to the Participant upon exercise of the Stock Option, valued at Fair Market Value as of the date of the exercise of the Stock Option, may be used to make all or part of such payment.

         No Shares shall be issued until full payment therefor has been made. A Participant shall have all the rights of a shareholder of the Corporation holding Shares (including, if applicable, the right to vote the Shares and the right to receive dividends), when the Participant has given written notice of exercise, has paid in full for such Shares and, if requested, has given the representation described in SECTION 8(A).

         (e) Nontransferability of Stock Options. No Stock Option granted under the Plan may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Stock Option granted under the Plan is assignable by operation of law or subject to execution, attachment or similar process. Any Stock Option granted under the Plan can only be exercised during the Participant's lifetime by such Participant. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Stock Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon the Stock Option shall be null and void and without force or effect. No transfer of the Stock Option by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Stock Option. The terms of any Stock Option transferred by will or by the laws of descent and distribution shall be binding upon the executors, administrators, heirs and successors of the Participant.

         (f) Termination by Death. Unless otherwise determined by the Board, if a Participant incurs a Termination of Employment by reason of death, any Stock Option held by such Participant may thereafter be exercised by the estate of the Participant or by a person who acquired the right to exercise the Stock Option by will or by the laws of descent and distribution, to the extent then exercisable, or on such accelerated basis as the Board may determine, for a period of one year (or such other period as the Board may specify in the Stock Option Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (g) Termination by Reason of Disability. Unless otherwise determined by the Board, if a Participant incurs a Termination of Employment by reason of his total and permanent disability (as defined in Section 22(e)(3) of the Code), any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable on the date of Termination of Employment, or on such accelerated basis as the Board may determine, for a period of six months (or such other period as the Board may specify in the Stock Option Agreement) from the date of Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that if the Participant dies within such period, any unexercised Stock Option held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

         (h) Other Termination. If a Participant incurs a Termination of Employment for any reason other than death or disability, any Stock Option held by such Participant, to the extent then exercisable, or on such accelerated basis as the Board may determine, may be exercised, for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's term; provided, however, that if the Participant dies within such three-month period, any unexercised Stock Option held by such Participant shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (i) Adjustments in Outstanding Stock Options. In the event that the outstanding shares of Common Stock subject to Stock Options are changed into or exchanged for a different number or kind of shares of the Corporation or other securities of the Corporation by reason of a merger, consolidation, recapitalization, reclassification, or the number of shares of Common Stock is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Corporation (provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration"), the Board shall make appropriate adjustments in the number and kind of shares as to which all outstanding Stock Options, or portions thereof then unexercised, shall be exercisable with respect to any such Stock Options, to the end that after such event the Participant's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Stock Option shall be made without change in the total exercise price applicable to the Stock Option or the unexercised portion of a Stock Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Exercise Price per Share; provided, however, that each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the Board shall be final and binding upon all Participants, the Corporation and all other interested persons.

         (j) Merger, Consolidation, Acquisition, Liquidation or Dissolution. Notwithstanding the provisions of SECTION 5(I), in its absolute discretion, and on such terms and conditions as it deems appropriate, the Board may provide by the terms of any Stock Option that such Stock Option cannot be exercised after the merger or consolidation of the Corporation with or into another corporation, the acquisition by another corporation or person (excluding any employee benefit plan of the Corporation or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation) of all or substantially all of the Corporation's assets or fifty-one percent (51%) or more of the Corporation's then outstanding voting stock, or the liquidation or dissolution of the Corporation; and if the Board so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Stock Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Stock Option shall be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the Stock Option Agreement.

         (k) Additional Transfer Restrictions. The Board, in its absolute discretion, may impose such restrictions on the transferability of the Shares purchasable upon the exercise of a Stock Option as it deems appropriate. Any such other restrictions shall be set forth in the Stock Option Agreement and may be referred to on the certificates evidencing the Shares. The Board may require the Participant to give the Corporation prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within two years from the date of granting of such Incentive Stock Option or one year after the transfer of such Shares to such Participant. The Board may direct that the certificates evidencing Shares acquired by exercise of an Incentive Stock Option refer to such requirement to give prompt notice of disposition.

SECTION 6.  TERM, AMENDMENT AND TERMINATION

         The Plan will terminate ten years after the effective date of the Plan. Under the Plan, Stock Options outstanding as of such date shall not be affected or impaired by the termination of the Plan.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of a Participant under a Stock Option without the Participant's or recipient's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Corporation's shareholders to the extent such approval is required by Rule 16b-3 or otherwise.

         The Board may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Stock Option to qualify for the exemption provided by Rule 16b-3.

         Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as developments, and to grant Stock Options which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 7.  UNFUNDED STATUS OF PLAN

         It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Board otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 8.  GENERAL PROVISIONS

         (a) The Board may require each person purchasing or receiving Shares pursuant to a Stock Option to represent to and agree with the Corporation in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

         Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions:

                  (1) Listing or approval for listing upon notice of issuance, of such Shares on the NASDAQ, or such securities exchange as may at the time be the principal market for the Common Stock;

                  (2) Any registration or other qualification of such Shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

                  (3) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable; and

                  (4) The payment to the Corporation (or other employer Subsidiary) by the Participant of all amounts which the Corporation (or other employer Subsidiary) is required to withhold under federal, state or local law in connection with the exercise of the Stock Option.

         (b) Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting other or additional compensation arrangements for its employees.

         (c) Adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Corporation or any Subsidiary to terminate the employment of any employee at any time.

         (d) The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Stock Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the Stock Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

         (e) The Plan and all Stock Options made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws.

SECTION 9.  EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of August 25, 1998, provided that it is approved and adopted by the shareholders of the Corporation within 12 months after such date.

                           BOLLINGER INDUSTRIES, INC.
     Proxy Solicited on Behalf of the Board of Directors of the Corporation
                       For Annual Meeting of Stockholders
                               September 24, 1998

         The undersigned hereby constitutes and appoints Glenn D. Bollinger and Bobby D. Bollinger, and each of them, proxies with full power of substitution, to vote, as directed below, all the shares of common stock of Bollinger Industries, Inc. (the "Corporation") held of record by the undersigned at the close of business on August 14, 1998 at the Annual Meeting of Stockholders to be held at the Hilton Hotel - 2401 East Lamar Boulevard, Arlington, Texas 76006 at 10:00 a.m. local time on September 24, 1998, and at any adjournment or adjournments thereof.

         1. ELECTION OF DIRECTORS--Nominees: Glenn D. Bollinger, Bobby D. Bollinger, John L. Maguire, and Stephen L. Parr.

            MARK ONLY ONE BOX   [ ]   VOTE FOR all nominees listed above, except
                                      vote to be withheld from the following
                                      nominees, if any:

                                      ------------------------------------------

                                [ ]   VOTE TO BE WITHHELD from all nominees.

         2. RATIFICATION OF THE ADOPTION OF THE 1998 STOCK OPTION PLAN OF THE CORPORATION. FOR ___ AGAINST ___ ABSTAIN ___

         3. APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. Proposal to approve the appointment of King, Griffin & Adamson, P.C. as independent public accountants of the Corporation for the fiscal year ending March 31, 1999. FOR___ AGAINST___ ABSTAIN___

         4. OTHER BUSINESS. In their discretion upon such other business as may properly come before the meeting, or any adjournment or adjournments thereof. FOR___ AGAINST___ ABSTAIN___

         This proxy when properly executed will be voted as directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR all the nominees listed above and FOR proposals 2 and 3, and, in the discretion of the persons named herein as proxies, upon such other business as may come before the meeting and any adjournment or adjournments thereof. The undersigned hereby revokes any proxy or proxies heretofore given and hereby confirms all that said attorneys and proxies, or any of them, or their substitutes may do by virtue hereof. In addition, receipt of the 1998 Annual Report, the Notice of Annual Meeting and the Proxy Statement of Bollinger Industries, Inc. dated August 28, 1998 is hereby acknowledged.

         SHARES OF COMMON STOCK:____________     DATED____________________, 1998


                                                 _______________________________

                                                 _______________________________
                                                 Signature of Shareholder(s)

                                                 _______________________________
                                                 Street Address
Please date this proxy and sign your name
exactly as it appears hereon, and mail
today. When signing on behalf of a
corporation, partnership, estate, trust or
the like, indicate title of persons signing.
For joint accounts, each joint owner should
sign.                                            _______________________________
                                                 City         State       Zip

            NOTE: I ____ WILL ____ WILL NOT ATTEND THE STOCK HOLDERS'
                         MEETING ON SEPTEMBER 24, 1998.